Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

December 23, 2020

salesforce.com, inc.

Salesforce Tower

415 Mission Street, 3rd Floor

San Francisco, CA 94105

Ladies and Gentlemen:

We have acted as special counsel to salesforce.com, inc., a Delaware corporation (“Parent”), in connection with the proposed mergers (the “Mergers”) of Skyline Strategies I Inc. (“Merger Sub I”), a Delaware corporation and a wholly owned Subsidiary of Parent, with and into Slack Technologies, Inc. (the “Company”), a Delaware corporation, with the Company as the surviving corporation, and the subsequent merger of the Company, if the Revised Structure Notice is not delivered, with and into Skyline Strategies II LLC (“Merger Sub II”), a Delaware limited liability company and a wholly owned subsidiary of Parent, with Merger Sub II as the surviving company, or if the Revised Structure Notice is delivered, with and into Parent, with Parent as the surviving company, as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 1, 2020, among Parent, Merger Sub I, Merger Sub II and the Company. In connection with the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Parent, including the proxy statement/prospectus forming a part thereof, relating to the Mergers and initially filed with the U.S. Securities and Exchange Commission on the date hereof, you have requested our opinion as to certain U.S. federal income tax matters.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Mergers and related transactions will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Mergers and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the First Effective Time and the Second Effective Time, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity and (v) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Mergers are consummated in a manner that is different from the manner described in the Merger Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the Registration Statement, it is our opinion that insofar as it summarizes U.S. federal income tax law, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Mergers and related transactions, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Parent or the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Mergers and therefore is prospective and dependent on future events.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz